Exhibit 99.2

THE AZEK® COMPANY ANNOUNCES EXECUTIVE PROMOTIONS

Names Jon Skelly President of Residential Segment and Morgan Fox Walbridge Senior Vice President and Chief Legal Officer

CHICAGO, IL, May 9, 2022--(BUSINESS WIRE)--The AZEK Company Inc. (the “Company” or “AZEK”) (NYSE: AZEK), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking, Versatex® and AZEK Trim® and StruXure™ pergolas, today announced two executive promotions. Jon Skelly has been promoted to President of its Residential business and Morgan Fox Walbridge has been promoted to Senior Vice President and Chief Legal Officer. Both will report directly to Jesse Singh, Chief Executive Officer.

Skelly will succeed Joe Ochoa, who recently announced his intent to retire effective July 1, 2022. Walbridge will succeed Paul Kardish, who recently announced his intent to retire effective June 1, 2022. Both Ochoa and Kardish will remain engaged with AZEK, serving as advisors and supporting the transition.

“Both Joe and Paul have been key leaders for many of AZEK’s recent milestone achievements, including our initial public offering in 2020,” said AZEK CEO Jesse Singh. “Each of them has been instrumental to the growth and success of the Company during their tenures and I want to thank them for their passion, dedication and many contributions over the years.”

“Looking ahead, I am thrilled to announce these well-deserved promotions for Jon and Morgan,” continued Singh. “We have been planning for these transitions over the past year, and this announcement is a testament to the deep and diverse bench of talented leaders we have at AZEK. We are excited to have Jon at the helm of our Residential business. He is a strong and trusted leader with a proven track record of delivering exceptional results and sustainable success for our company, our customers and our team. Morgan has been instrumental in navigating AZEK through the new-issuer landscape and aligning our corporate governance structures with investment community best practices. The leadership skills, capabilities and expertise they both bring to our team will play an important role as we continue to build upon AZEK’s momentum and execute against our strategic priorities as a company to deliver long-term sustainable growth,” continued Singh.

Skelly has over 20 years of strategy, mergers and acquisitions, sales, customer service and business development experience. Skelly most recently served as AZEK’s Senior Vice President, Customer Experience. Prior to joining AZEK, Mr. Skelly served as Vice President of Corporate Development for W.W. Grainger, Inc., an industrial supply company. Mr. Skelly has also held a variety of leadership positions at The Home Depot Inc. and Hughes Supply, Inc.

Walbridge has 18 years of experience as a corporate attorney and over a decade as in-house counsel at publicly traded companies. Walbridge most recently served as AZEK’s Vice President and Deputy Chief Legal Officer. Prior to joining AZEK, Walbridge served as Deputy General Counsel and Secretary of Century Aluminum Company and Associate General Counsel and Assistant Secretary of Thompson Creek

Metals Company. Walbridge began her legal career as a corporate transactional attorney at McDermott, Will & Emery in New York.

About The AZEK® Company

The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and Versatex® AZEK Trim® and StruXure™ pergolas. Consistently recognized as the market leader in innovation, quality and aesthetics, products across AZEK’s portfolio are made from up to 100% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly, and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping millions of pounds of waste out of landfills each year, and revolutionizing the industry to create a more sustainable future. Headquartered in Chicago, Illinois, the company operates manufacturing facilities in Ohio, Pennsylvania, Georgia, and Minnesota, and recently announced a new facility will open in Boise, Idaho. For additional information, please visit azekco.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains or refers to certain forward-looking statements within the meaning of the federal securities laws and subject to the "safe harbor" protections thereunder. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “hope,” "expect," "intend," "will," "target," “anticipate,” "goal" and similar expressions. Projected financial information and performance, including our guidance and outlook, are forward-looking statements. Other forward-looking statements may include, without limitation, statements with respect to our future growth and goals as well as statements with respect to the goals, effects, consequences, and expectations of any changes to our leadership team. The Company bases its forward-looking statements on information available to it on the date of this release and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as may otherwise be required by law. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, the risks and uncertainties set forth under "Risk Factors" and elsewhere in the Company's reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements.

Investor Relations Contact:

Amanda Cimaglia

312-809-1093

ir@azekco.com

Media Contact:

Rachel Mihulka
1-402-980-9603
AZEKquestions@zenogroup.com

Source: The AZEK Company Inc.